Exhibit 99.1

PRESS RELEASE

Contact:

Matthew J. Smith

President and Chief Executive Officer

Rhinebeck Bancorp, Inc.

(845) 454-8555

Rhinebeck Bancorp, Inc. Announces Adoption of Plan of Conversion and Reorganization

to Undertake Second Step Conversion

Poughkeepsie, New York; February 10, 2026 – Rhinebeck Bancorp, Inc. (Nasdaq Global Market “RBKB”) (the “Company”), the holding company for Rhinebeck Bank (the “Bank”), announced today that the Board of Trustees of its parent mutual holding company, Rhinebeck Bancorp, MHC (the “MHC”), has adopted a Plan of Conversion and Reorganization pursuant to which the MHC will undertake a “second step” conversion from the mutual holding company structure to the stock holding company structure.

The MHC, which was formed in connection with the reorganization of the Bank into the mutual holding company structure and the related initial public offering by the Company in 2019, currently owns approximately 57% of the outstanding shares of common stock of the Company.

As part of the conversion, the MHC will merge into the Company and cease to exist. Each share of common stock of the Company owned by persons other than the MHC (the “minority stockholders”) will be exchanged for new shares of the Company’s common stock pursuant to an exchange ratio established at the completion of the proposed transaction. The exchange ratio is designed to preserve the same aggregate percentage ownership interest that the minority stockholders will have in the Company immediately before the completion of the proposed transaction, exclusive of the purchase of any additional shares of common stock of the Company by minority stockholders in the stock offering and the effect of cash received in lieu of issuance of fractional shares of common stock of the Company, and as adjusted to reflect certain assets held by the MHC.

The Company will offer for sale shares of its common stock, representing the MHC’s ownership interest in the Company, to depositors of the Bank and others in a subscription offering and, if necessary, a community offering, syndicated community offering and/or firm commitment underwritten offering. Eligible account holders of the Bank as of the close of business on December 31, 2024 will have first priority non-transferable subscription rights to subscribe for shares of common stock of the Company. The total number of shares of common stock of the Company to be issued in the proposed stock offering will be based on the aggregate pro forma market value of the common stock of the Company, as determined by an independent appraisal.

The proposed transaction is expected to be completed in the third quarter of 2026, subject to regulatory approval, approval by the depositors of the Bank, and approval by the stockholders of the Company, including a separate approval by the Company’s minority stockholders. Detailed information regarding the proposed transaction, including the stock offering, will be sent to stockholders of the Company and depositors of the Bank following regulatory approval.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock to be offered for sale by the Company are not savings accounts or savings deposits in the Bank and are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

About Rhinebeck Bancorp, Inc.

Rhinebeck Bancorp is the bank holding company for Rhinebeck Bank, a New York-chartered stock savings bank headquartered in Poughkeepsie, New York. The Bank conducts its business from 13 full-service banking offices and two representative offices located in New York’s Albany, Dutchess, Orange and Ulster Counties.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the requisite approvals of the Company’s stockholders, the Bank’s depositors and applicable regulatory agencies for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; that customary closing conditions may not be satisfied in a timely manner, if at all; and other risks described in filings the Company will make with the Securities and Exchange Commission (the “SEC”), which will be available at the SEC’s website, www.sec.gov.

Important Additional Information and Where to Find It

The Company will file with the SEC a registration statement on Form S-1 that will include a proxy statement and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT, AND THE PROSPECTUS CAREFULLY WHEN THESE DOCUMENTS BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When filed, these documents and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free-of-charge from the Company upon written request to the Company at Two Jefferson Plaza, Poughkeepsie, New York 12602, Attention: Corporate Secretary. Our telephone number at this address is (845) 454-8555.

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